UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

PERICOM SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	000-27026	77-0254621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1545 Barber Lane, Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 232-9100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On November 25, 2015, Pericom Semiconductor Corporation, a California corporation (“Pericom” or the “Company”), entered into a joinder agreement (the “Joinder Agreement”) pursuant to which Pericom became a party to that certain Credit Agreement dated January 8, 2013 (as amended from time to time prior to the date hereof, the “Credit Agreement”), among Diodes Incorporated, a Delaware corporation (“Diodes”), Diodes International B.V., certain subsidiaries of Diodes as guarantors, Bank of America, N.A., and the lenders party thereto.

The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Joinder Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The material terms of the Credit Agreement are described in the Current Reports on Form 8-K filed by Diodes with the Securities and Exchange Commission (the “SEC”) on September 3, 2015, June 24, 2015 and January 11, 2013, as amended March 29, 2013, which are incorporated herein by reference.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger dated as of September 2, 2015 (the “Agreement and Plan”), as amended by Amendment No. 1 dated as of November 6, 2015 (the “Amendment”) (the Agreement and Plan together with the Amendment, the “Merger Agreement”), by and among Pericom, Diodes and PSI Merger Sub, Inc., a California corporation and a wholly-owned subsidiary of Diodes (“Merger Sub”), on November 24, 2015, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Diodes.

In the Merger, each share of common stock, no par value, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), excluding any shares owned by shareholders exercising dissenters’ rights under California law, or shares owned by the Company, Diodes, Merger Sub or any of their respective subsidiaries (the “Excluded Shares”), was automatically cancelled and converted into the right to receive $17.75 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes.

Immediately prior to the Effective Time, each unexpired and unexercised option to purchase Common Stock (each a “Company Option”) under any stock option plan of Pericom, including Pericom’s Amended and Restated 2001 Stock Incentive Plan (as amended), Pericom’s Amended and Restated 2004 Stock Incentive Plan and Pericom’s 2014 Stock Award and Incentive Compensation Plan or any other plan, agreement or arrangement other than Pericom’s 2010 Employee Stock Purchase Plan, as amended (the “Company Stock Plans”), that was unvested and unexercisable, held by an individual who rendered continuous service to the Company or its subsidiaries through the Effective Time and who was eligible to be included on a registration statement filed by Diodes on Form S-8, was canceled and replaced by Diodes and became an award of restricted stock units covering shares of Diodes common stock (each a “Diodes RSU”)

on generally the same terms and conditions (including the applicable vesting requirements), equal to (A) the total number of unexercised shares of Common Stock previously subject to such Company Option multiplied by (B) the excess, if any, of the Merger Consideration over the exercise price per unexercised share subject to such Company Option and then divided by (C) the volume weighted average price of Diodes common stock on the Nasdaq Global Select Market (“NASDAQ”) for the twenty (20) trading day period, starting with the opening of trading on the twenty-first (21st) trading day prior to the Effective Time to the closing of trading on the second to last trading day prior to the Effective Time, as reported by Bloomberg and determined without regard to after-hours trading (the “VWAP of Diodes Stock”) or any other trading outside of the regular trading session trading hours, rounded down to the nearest whole share.

Each outstanding Company Option that was vested as of immediately prior to the Effective Time was, immediately prior to the Effective Time, cancelled and, in exchange therefor, each former holder of any such cancelled vested Company Option received the right to receive an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (x) the total number of vested shares of Common Stock previously subject to such Company Option and (y) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock previously subject to such vested Company Option (the “Option Payment”). Each outstanding Company Option that was unvested and unexercisable and held by an individual who rendered continuous service to the Company or its subsidiaries through the Effective Time but who was not eligible to be included on a registration statement filed by Diodes on Form S-8 vested as of immediately prior to the Effective Time and was cashed out in the same manner as a vested Company Option.

Immediately prior to the Effective Time, each outstanding award of restricted stock units and performance share units granted pursuant to any Company Stock Plan (each a “Company RSU”) that was unvested and held by an individual who rendered continuous service to the Company or its subsidiaries through the Effective Time and who was eligible to be included on a registration statement filed by Diodes on Form S-8 was canceled and replaced by Diodes and became a Diodes RSU, on generally the same terms and conditions (including applicable vesting requirements (other than performance-vesting requirements which were deemed satisfied at “maximum” achievement) and deferral provisions) as applied to each such unvested Company RSU immediately prior to the Effective Time, with respect to the number of shares of Diodes common stock equal to the product of the number of shares of Common Stock that were subject to such unvested Company RSU immediately prior to the Effective Time multiplied by the quotient obtained by dividing (x) the Merger Consideration by (y) the VWAP of Diodes Stock, rounded down to the nearest whole share.

Each Company RSU outstanding and vested as of the Effective Time was cancelled in exchange for the right to receive a payment equal to the Merger Consideration and the amount of any declared but unpaid dividends with respect to such Company RSU. Each outstanding Company RSU that was unvested prior to the Effective Time and held by an individual who rendered continuous service to the Company or its subsidiaries through the Effective Time but who was not eligible to be included on a registration statement filed by Diodes on Form S-8 vested (for this purpose any performance-based vesting condition was treated as having been obtained at “maximum” level) and was cancelled in exchange for the right to receive a payment equal to the Merger Consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and Plan, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2015, and of the Amendment, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2015, both of which are incorporated herein by this reference.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 5.01 on this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 hereby is incorporated by reference into this Item 2.03.

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 24, 2015, the Company notified NASDAQ that the Merger had been completed and requested that trading in the Common Stock be suspended effective prior to the opening of business on November 24, 2015. The Company also requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 with respect to the delisting of the Common Stock from NASDAQ.

The Company intends to file with the SEC a certification on Form 15 to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, as promptly as practicable. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

ITEM 3.03	Material Modification to Rights of Security Holders.

As disclosed under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of Common Stock (other than the Excluded Shares) were automatically cancelled and converted into the right to receive the Merger Consideration. At the Effective Time, all holders of Common Stock (other than the Excluded Shares) ceased to have any rights with respect thereto other than the right to receive the Merger Consideration.

ITEM 5.01	Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, a change in control of the Company occurred and the Company is now a direct wholly-owned subsidiary of Diodes.

The aggregate consideration was approximately $413 million including the value of Pericom equity awards paid out or converted to Diodes equity awards pursuant to the Merger Agreement and Merger Agreement Amendment. The cash paid was funded by borrowings available under the Credit Agreement.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, as of the Effective Time, each of Alex C. Hui, John Chi-Hung Hui, John C. East, Hau L. Lee, Michael Sophie and Simon Wong resigned as a director. No director resigned because of any disagreement with the Company on any matter relating to its operations, policies or practices. In accordance with the Merger Agreement, from and after the Effective Time, Keh-Shew Lu and Richard D. White, the directors of Merger Sub, became the directors of the Company. Also, in accordance with the Merger Agreement, from and after the Effective Time, the officers of Merger Sub became the officers of the Company. In particular, Keh-Shew Lu became the Chief Executive Officer of the Company and Richard D. White became the Chief Financial Officer and Secretary of the Company.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, (i) the restated articles of incorporation of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety, and became the restated articles of incorporation of the Company and (ii) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, became the second amended and restated by-laws of the Company, except that references to the name Merger Sub were replaced by references to the name of the Company and certain other changes were made. Copies of such restated articles of incorporation and such second amended and restated by-laws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by this reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

2.1	Agreement and Plan of Merger dated as of September 2, 2015 by and among Pericom Semiconductor Corporation, Diodes Incorporated, and PSI Merger Sub, Inc. incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015.

Exhibit	Description of Document

2.2	Amendment No. 1 to Agreement and Plan of Merger dated as of November 6, 2015 by and among Pericom Semiconductor Corporation, Diodes Incorporated, and PSI Merger Sub, Inc. incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2015.

3.1	Restated Articles of Incorporation of Pericom Semiconductor Corporation.

3.2	Second Amended and Restated By-laws of Pericom Semiconductor Corporation.

10.1	Joinder Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION

Date: November 25, 2015

	By:	/s/ Richard D. White
	Name:	Richard D. White
	Title:	Chief Financial Officer and Secretary